SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2019 (June 4, 2019)

CALMARE THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1375 Kings Highway East

Fairfield, CT 06824

(Address of principal executive offices)

203-368-6044

(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

As set forth in the Registrant’s Form 10-K for the fiscal year ended December 31, 2016 (the “2016 10-K”), on August 22, 2014, GEOMC filed a complaint against the Registrant in the United States District Court for the District of Connecticut. The allegations included in that complaint, as amended, are described in the 2016 10-K. On September 29, 2017, the District Court entered a final judgment that awarded GEOMC, among other relief, monetary damages of $4,673,406, in addition to pre-judgment interest of $5,678,764, with both amounts totaling $10,352,170. Calmare appealed the judgment to the United States Court of Appeals for the Second Circuit.

As set forth in the Registrant’s Form 8-K dated March 18, 2019, on March 12, 2019, the United States Court of Appeals for the Second Circuit vacated the District Court’s judgment and remanded the case to the District Court for further proceedings.

On June 4, 2019, the United States Court of Appeals for the Second Circuit issued its mandate in accordance with Federal Rule of Appellate Procedure 41, transferring jurisdiction of the case back to the District Court for further proceedings.

The information in this Item 8.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 8.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 7, 2019

By:	/s/ Conrad Mir
Conrad Mir
Chief Executive Officer

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